Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-240498) of Rackspace Technology, Inc. of our report dated February 26, 2021 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Austin, Texas
February 26, 2021